EXHIBIT 99.1

NetSol Technologies Increases Financial Guidance for Fiscal 2012; Foreshadows Highest Quarter in Company History

Company Now Expects Fiscal Year 2012 Revenue of $37 Million to $38 Million, and EPS of $0.03 to $0.04, on Increased Demand for NFS Suite

CALABASAS, Calif., July 12, 2012 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a worldwide provider of global IT and enterprise application solutions, today provided preliminary revenue and earnings per share results for the fiscal year and fourth quarter ended June 30, 2012. Preliminary revenue results indicate the company's strongest year ever, with consecutive sequential quarterly growth throughout – a company first – and the highest quarterly revenue in the company's history.

Based on preliminary estimates, NetSol anticipates total revenue for the fiscal year will be in the range of $37 million to $38 million, indicating fiscal fourth quarter revenue of approximately $11.6 to $12.6 million, versus prior guidance of $8.6 million to $10.1 million.

Previously, NetSol said that it expected total revenue for the fiscal year of approximately $34 million to $35.5 million, or revenue growth of 30% to 40% for the second half of the fiscal year compared with the first half of the year. Instead, the company now anticipates growth of 50% to 56% for the second half over the first half of the year. The company attributed the robust growth to having signed a number of new contracts in the fiscal fourth quarter and continued robust demand for its core NFS Suite offering.

Given the current revenue estimates, NetSol now expects to report earnings per diluted share for the fiscal year in the range of $0.03 to $0.04, translating to earnings per diluted share in the fiscal fourth quarter of approximately $0.02 to $0.03. Previously the company said it expected achieving profitability for the full fiscal year.

NetSol expects to report its complete fiscal 2012 financial results in early September 2012.

About NetSol Technologies

NetSol Technologies, Inc. (www.netsoltech.com) is a worldwide provider of global IT and enterprise application solutions that include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Leasing, Insurance, Energy, and Technology markets. Headquartered in Calabasas, Calif., NetSol's product and services offerings have achieved ISO 9001, ISO 20000, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by only 178 companies worldwide. The company's clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. NetSol has delivery and support locations in San Francisco, London, Beijing, Bangkok, Lahore, Adelaide and Riyadh.

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Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

PondelWilkinson Inc.
Matt Sheldon, Rob Whetstone
investors@netsoltech.com
(310) 279-5980